UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TEXAS MINERAL RESOURCES CORP.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

c/o Securities Transfer Corporation (“STC”) 2901 N. Dallas Parkway, Suite 380 Plano, TX 75093

You may vote your proxy when you view the

material on the internet. You will be asked to

follow the prompts to vote your shares.

TEXAS MINERAL RESOURCES CORP.

539 El Paso St.

Sierra Blanca, TX 79851

NOTICE OF ANNUAL MEETING

OF STOCKBROKERS

to be held on

Tuesday, March 12, 2024

*Stockholders are cordially invited to attend the Annual Meeting and to vote via the internet, mail, email or facsimile.

Dear Stockholder:

The 2024 Annual Meeting of Stockholders of Texas Mineral Resources Corp., a Delaware corporation, will be conducted virtually over the internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the Annual Meeting being held on Tuesday, March 12, 2024 at 10:00 AM Eastern Time by registering at https://stctransfer.zoom.us/webinar/register/WN_Bat3SPM7Reqd6sIZZrPxpw prior to the deadline of March 11, 2024 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including the link that will allow you access to the Annual Meeting. A list of registered stockholders will be available for inspection during the whole time of the Annual Meeting on a reasonably accessible electronic network through an electronic link provided at the live webcast.

Proposals to be considered at the Annual Meeting:

(1)	To elect Anthony Marchese, Dan Gorski, Peter Denetclaw Jr., LaVern Lund, Kevin Francis, Cecil Wall, Donald Hulse and Deepak Malhotra, the director nominees, to serve on the Company’s Board until the Company’s 2025 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

(2)	To approve, by advisory vote, the compensation of our named executive officers (“say-on-pay”);

(3)	To approve, by advisory vote, the frequency with which future stockholder advisory votes to approve, on a non-binding basis, the compensation of our named executive officers will be held (“say-on-frequency”);

(4)	To ratify the appointment of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the fiscal year ending August 31, 2024; and

(5)	To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the nominees under Proposal 1, “FOR” Proposals 2 and 4, and for “THREE YEARS” under Proposal 3.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote at the Meeting:

If you plan to attend the virtual online Annual Meeting, you will need your control number to vote electronically at the Annual Meeting. After completing your registration with STC prior to the deadline of March 11, 2024 at 5:00 p.m. Eastern Time at https://stctransfer.zoom.us/webinar/register/WN_Bat3SPM7Reqd6sIZZrPxpw, you will receive further instructions via email, including the link that will allow you access to the Annual Meeting.

Vote Your Proxy on the Internet:

Go to http://onlineproxyvote.com/tmrc/

Have this Notice available when you access the above website. Login using the control number included in the Notice prior to the deadline of March 11, 2024 at 5:00 p.m. Eastern Time. Follow the prompts to vote your shares.

Vote via Email: Vote, sign, date, scan and email your proxy card to: proxyvote@stctransfer.com.	Vote via Facsimile: Vote, sign, date, scan and fax your proxy card to STC at (469) 633-0088.
To view the Proxy Materials please go to: http://onlineproxyvote.com/tmrc/	CONTROL NUMBER

539 El Paso St.

Sierra Blanca, TX 79851

Important Notice Regarding the Availability of Proxy Materials For the 2024 Annual Meeting of Stockholders to be Held on March 12, 2024

The following Proxy Materials are available to you to review at:

http://onlineproxyvote.com/tmrc/

-	the Company’s Annual Report for the year ended August 31, 2023,

-	the Company’s 2024 Proxy Statement,

-	the Proxy Card, and

-	any amendments to the foregoing materials that are required to be furnished to stockholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make sure your request for a copy as instructed below on or before March 1, 2024, to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call Janet Stackhouse at (469) 633-0101, or

By logging on to http://onlineproxyvote.com/tmrc/

or

By email at: proxyvote@stctransfer.com

Please include the company name and your control number in the subject line.